Exhibit 4.5
NETQIN MOBILE INC.
THIRD AMENDED AND RESTATED VOTING AGREEMENT
     THIS THIRD AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made and entered into as of November 12, 2010, by and among Netqin Mobile Inc., an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), each of the entities listed on Exhibit A hereto (each an “Investor,” and collectively, the “Investors”), each of the persons listed on Exhibit B hereto (each a “Founder,” and collectively, the “Founders”), RPL Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands (the “Founders’ HoldCo”), Beijing Netqin Technology Co., Ltd (the “Domestic Enterprise”) and Netqin Mobile (Beijing) Technology Co., Ltd. (the “PRC Subsidiary”, and together with the Company, the Founders’ HoldCo, the Domestic Enterprise, the “Group Companies”). The Investors, the Founders’ HoldCo and the Founders are collectively referred to herein as the “Shareholders”.
RECITALS
     A. The Founders, indirectly through their respective ownership interests in the Founders’ HoldCo, are the holders of 50,352,941 common shares of the Company, par value US$0.0001 per share (the “Common Shares”).
     B. Pursuant to that certain Series A Preferred Share Purchase Agreement entered into as of June 5, 2007 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, and certain Investors (the “Series A Investors”), as amended by an Amendment No. 1 to Preferred Shares Purchase Agreement dated as of June 22, 2007 (the “Series A Share Purchase Agreement”), the Series A Investors purchased an aggregate of 33,250,000 Series A preferred shares of the Company, par value US$0.0001 per share (the “Series A Shares”), subject to the terms of the Series A Share Purchase Agreement.
     C. Pursuant to that certain Series B Preferred Share Purchase Agreement entered into as of December 15, 2007 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, and certain Investors (the “Series B Investors”) (the “Series B Share Purchase Agreement”), the Series B Investors agreed to subscribe for, and the Company agreed to allot and issue to such Investors up to an aggregate of 34,926,471 Series B preferred shares of the Company, par value US$0.0001 per share (the “Series B Shares”, and together with the Series A Shares, the “Preferred Shares”), subject to the terms of the Series B Share Purchase Agreement.
     D. Pursuant to that certain Series C Preferred Share Purchase Agreement entered into as of April 26, 2010 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, and certain Investors (the “Series C Investors”) (the “Series C Share Purchase Agreement”), the Series C Investors agreed to subscribe for, and the Company agreed to allot and issue to such Investors up to an aggregate of 29,687,500 Series C preferred shares of the Company, par value US$0.0001 per share (the “Series C Shares”, and together with the Series A Shares and the Series B Shares, the “Preferred Shares”), subject to the terms of the Series C Share Purchase Agreement.

     E. Pursuant to that certain Series C-1 Preferred Share Purchase Agreement entered into as of November 12, 2010 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, and certain Investors (the “Series C-1 Investors”) (the “Series C-1 Share Purchase Agreement”), the Series C-1 Investors agreed to subscribe for, and the Company agreed to allot and issue to such Investors up to an aggregate of 16,773,301 Series C-1 preferred shares of the Company, par value US$0.0001 per share (the “Series C-1 Shares” together with the Series A Shares, the Series B Shares and the Series C Shares, the “Preferred Shares”), subject to the terms of the Series C-1 Share Purchase Agreement.
     F. The parties hereto are parties to that certain Third Amended and Restated Shareholders Agreement dated as of November 12, 2010 (the “Series C-1 Shareholders Agreement”);
     G. Pursuant to that certain Second Amended and Restated Voting Agreement dated April 26th, 2010 by and among the Company, the Founders’ HoldCo, the PRC Subsidiary, the Domestic Enterprise, the Founders, certain Series A Investors, the Series B Investors and the Series C Investors (the “Series C Voting Agreement” or the “Prior Agreement”), the parties thereto set forth certain voting rights.
     H. The Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the Investors (as such term is defined in the Prior Agreement).
     I. The Investors of the Company desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.
     J. The Founders’ HoldCo, the Founders and the Investors wish to provide for the future voting of all of its Common Shares with respect to the designation of board directors and approval of a Trade Sale (as defined below) or a Share Sale (as defined below).
     K. Each of the Shareholders wishes to take all actions necessary to procure for the future voting of its Shares with respect to the designation of board directors and approval of the Trade Sale or Share Sales.
     L. To induce the Series C-1 Investors to enter into the Series C-1 Share Purchase Agreement and purchase Series C-1 Shares thereunder, the parties hereto desire to enter into this Agreement.
     M. Capitalized Terms used herein that are not otherwise defined herein shall have the meaning attributed to them in the Series C-1 Share Purchase Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement to Vote. The Shareholders each hereby agree to hold all voting shares of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by them after the date hereof (the “Shares”) subject to, and to vote such Shares in accordance with, the provisions of this Agreement. Upon the failure of any Shareholder to vote its Shares in accordance with the terms of this Agreement, such Shareholder hereby grants to a shareholder designated by the Board of Directors of the Company a proxy coupled with an interest in all Shares owned by such Shareholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 1 is amended to remove such grant of proxy in accordance with Section 13 hereof, to vote all such Shares in the matter provided in Sections 2 and 3 hereof.
     2. Designation of Directors. Each of the Shareholders shall vote at any regular or special meeting of Shareholders such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Shareholder’s written consent with respect to such number of Shares as may be necessary, to designate:
          (a) as the “Series C Director”, one (1) Board designee nominated by the holders of a majority of the Series C Shares and Series C-1 Shares (voting together as a single class), initially to be Jun ZHANG;
          (b) as the “Series B Director”, one (1) Board designee nominated by the holders of a majority of the Series B Shares, initially to be Weiguo ZHAO;
          (c) as the “Series A Director”, one (1) Board designee nominated by the holders of a majority of the Series A Shares, initially to be James DING;
          (d) as the “Common Share Directors”, two (2) Board designees nominated by the holders of a majority of the Common Shares held by the parties hereto, initially Yu LIN and Xu ZHOU;
     3. Removal and Filling of Vacancies. From time to time during the term of this Agreement, the designator who is entitled to designate such designees pursuant to Section 2 may, in its sole discretion:
          (a) elect to remove from the Board any incumbent Board designee who occupies a Board seat for which such designator then is entitled to designate the Board designee under Section 2 above; and/or
          (b) designate a new Board designee for election to a Board seat for which such designator is then entitled to designate the Board designee under Section 2, above (whether to replace a prior Board Designee or to fill a vacancy in such Board seat).
In the event of such removal and/or designation, each Shareholder agrees to vote its Shares as necessary under Section 2 above to cause the removal from the Board of any Board designee so designated for removal by the appropriate designator and the election to the Board of any new Board designee so designated for election to the Board by the then appropriate designator.
     4. Founders’ Covenants.

          (a) Each of the Founders hereby jointly and severally covenants to each and all of the Investors that each will take all actions necessary, including without limitation corporate and other proceedings, and execute all documents and instruments incident to such transactions for the purpose of carrying out the transactions contemplated herein.
          (b) In the event that each or any of the Founders obtains a direct shareholding of the Company (whether or not through Founders’ HoldCo) or where each or any of the Founders obtains a shareholding of the Company through another entity or a series of entities (whether or not through the Founders’ HoldCo), each of the Founders hereby jointly and severally covenants that each will be bound by the terms of this Agreement.
     5. Legend on Share Certificates. Each certificate representing any Shares held by any party to this Agreement shall be endorsed by the Company with a legend in substantially the following form:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”
     6. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares to bear the legend required by Section 5 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares containing such legend upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the appropriate Shares to bear the legend required by Section 5 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 6 shall not affect the validity or enforcement of this Agreement.
     7. Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof as permitted by the laws of the State of California, this being in addition to any other remedy to which they are entitled at law or in equity.
     8. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

     9. Notices. All notices and other communications required or permitted hereunder shall be made in accordance with Section 8.1 of the Series C-1 Shareholders Agreement.
     10. Term. This Agreement shall terminate and be of no further force or effect upon a Qualified Public Offering (as defined in the Series C-1 Shareholders Agreement).
     11. Manner of Voting. The voting of shares pursuant to this Voting Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.
     12. Aggregation. All Shares of the Company held or acquired by affiliated entities or persons of a Shareholder (including but not limited to: (i) a constituent partner or a retired partner of a Shareholder that is a partnership; (ii) a parent, subsidiary or other affiliate of a Shareholder that is a corporation; (iii) an immediate family Shareholder living in the same household, a descendant, or a trust therefor, in the case of a Shareholder who is an individual; (iv) a Shareholder of a Shareholder that is a limited liability company; or (v) any affiliated persons or entities managed by affiliates of such Shareholder) (each, an “Affiliated Entity”), shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital shares.
     13. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) by persons or entities holding a majority of the Common Shares held (directly or indirectly) by the Founders who are then full-time employees of any Group Company and their Permitted Transferees, (c) the holders of at least a majority of the outstanding Series A Shares (voting as a separate class), (d) the holders of at least a majority of the outstanding Series B Shares (voting as a separate class),(e) the holders of at least a majority of the outstanding Series C Shares and the holders of at least a majority of the outstanding Series C-1 Shares (voting together as a single class); provided, however, that any party may waive any of its rights hereunder without obtaining the consent of any other party.
     14. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law otherwise affording to any party, shall be cumulative and not alternative.
     15. Share Splits, Share Dividends, etc. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any share split, share dividend or other change in the capital stock which may be made by the Company after the Closing. In the event of any issuance of any shares of capital stock or other securities of the Company issued on, or in exchange for, any of the Shares by reason of a share split, share dividend, recapitalization, reorganization, or the like, such shares or securities shall be deemed to be Shares for purposes of this Agreement and shall be endorsed with the legend set forth above.
     16. Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     17. Successors. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators and executors.
     18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within the State of California without regard to principles of conflicts of laws.
     19. Dispute Resolution; Arbitration.
          (a) Negotiation Between Parties. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.
          (b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, any such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre under the Rules of Conciliation and Arbitration of the International Chamber of Commerce at the arbitral situs of Hong Kong (the “ICC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the ICC Rules. The language of the arbitration shall be English. The parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision. The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of California and shall not apply any other substantive law. Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.
          (c) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of California and shall not apply any other substantive law.

          (d) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.
          (e) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award. The parties agree that the award of the arbitrator(s): shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrator(s); that it shall be made and shall promptly be payable in U.S. dollars free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.
          (f) The award shall include interest from the date of any damages incurred for breach or other violation of the contract, and from the date of the award until paid in full, at a rate to be fixed by the arbitrator(s), but in no event less than the prime commercial lending rate announced by JPMorgan Chase at their principal office(s) in New York City for 90-day loans for responsible and substantial commercial borrowers.
          (g) All notices by one party to the other in connection with the arbitration shall be in writing and shall be deemed to have been duly given or made if delivered or mailed by registered air mail, return receipt requested, or by telex, to the parties’ addresses on the Schedules hereto as may be updated from time to time upon notice.
          (h) The parties agree to hold all arbitration proceedings in the strictest confidence, including without limitation the existence of the arbitration proceedings itself, except when required to obtain preliminary equitable or injunctive relief, or otherwise within a court of competent jurisdiction for the purposes of enforcing the award of the arbitration tribunal.
          (i) If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
     20. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
     21. Entire Agreement. This Agreement, the Series C-1 Share Purchase Agreement, the Series C-1 Shareholders Agreement, any other Transaction Agreement (as defined in the Series C-1 Share Purchase Agreement), and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Agreement, which shall be null and void and have no force or effect whatsoever as of the date of this Agreement. The parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Series C Voting Agreement.

     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
     23. Conflict with Articles of Association. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Memorandum and Articles of Association or other constitutional documents, the terms of this Agreement shall prevail as between the Shareholders only. The Investors, the Founders’ HoldCo and the Founders shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.
     24. Holding Companies. Each of the Founders who are natural persons shall procure the Founders’ HoldCo to fully comply with and perform all of the obligations, covenants, undertakings and commitments of such corporate Founder under this Agreement.
     25. Effectiveness.
     Notwithstanding any of the provisions in this Agreement, this Agreement shall not be effective for either GSR Ventures II, L.P. or GSR Associates II, L.P. (together, “GSR”) until the signature pages of GSR are accompanied by a seal or chop of the general partner of GSR.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

NETQIN MOBILE INC.

By: Name:	/s/ Yu Lin Yu Lin
Title:	Chairman and Chief Executive Officer
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS’ HOLDCO:

RPL HOLDINGS LIMITED

By: Name:	/s/ Yu Lin Yu Lin
Title:	Director
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

GSR Ventures II, L.P.

By:	GSR Partners II, L.P. Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ James Ding Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd. Its General Partner

By:	/s/ James Ding

Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted limited partnership
General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

Name:	/s/ Jimmy Wong Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

Ceyuan Ventures I, L.P.
By: Ceyuan Ventures Management, LLC
Its: General Partner

By:	/s/ Feng Bo

Executive Managing Director

Ceyuan Ventures Advisors Fund, LLC

By:	/s/ Feng Bo

Executive Managing Director
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

FIDELITY ASIA VENTURES FUND, L.P.
By: Fidelity Asia Partners, L.P., its General Partner
By: FIL Asia Ventures Limited, its General Partner

By: Name:	/s/ Christopher Brealey Christopher Brealey
Title:	Director

FIDELITY ASIA PRINCIPALS FUND, L.P.
By: Fidelity Asia Partners, L.P., its General Partner
By: FIL Asia Ventures Limited, its General Partner

By: Name:	/s/ Christopher Brealey Christopher Brealey
Title:	Director
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

GSR Ventures II, L.P.

By:	GSR Partners II, L.P. Its General Partner

By:	GSR Partners II, Ltd. Its General Partner

By:	/s/ James Ding

Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd. Its General Partner

By:	/s/ James Ding Authorized Signatory

Address:
101 University Ave., 4F
Palo Alto, CA 94301, USA
Attn: James Ding
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted limited partnership
General Partner of Each

By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

Name:	/s/ Jimmy Wong Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS:

SMOOTH FLOW LIMITED

By:	/s/ Jun Zhang
Name:	Jun Zhang

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS:

Ceyuan Ventures I, L.P.
By:	Ceyuan Ventures Management, LLC
Its:	General Partner

By:	/s/ Feng Bo
Executive Managing Director

Ceyuan Ventures Advisors Fund, LLC

By:	/s/ Feng Bo
Executive Managing Director
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS: GSR Ventures II, L.P. By: GSR Partners II, L.P. Its General Partner By: GSR Partners II, Ltd. Its General Partner
By:	/s/ James Ding
Authorized Signatory

Address: 101 University Ave., 4F Palo Alto, CA 94301, USA Attn: James Ding GSR Associates II, L.P. By: GSR Partners II, L.P. Its General Partner By: GSR Partners II, Ltd. Its General Partner
By:	/s/ James Ding
Authorized Signatory

Address: 101 University Ave., 4F Palo Alto, CA 94301, USA Attn: James Ding

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS:

Ceyuan Ventures I, L.P.
By:	Ceyuan Ventures Management, LLC
Its:	General Partner

By:	/s/ Feng Bo
Executive Managing Director

Ceyuan Ventures Advisors Fund, LLC

By:	/s/ Feng Bo
Executive Managing Director
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: ASIA VENTURES II L.P.
By:	/s/ Christopher Brealey
Name:	Christopher Brealey
Title:	Director
By: ASIA Partners II L.P, its General Partner By: FIL Capital Management Limited as General Partner
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: GSR Ventures II, L.P. By: GSR Partners II, L.P. Its General Partner By: GSR Partners II, Ltd. Its General Partner
By:	/s/James Ding
Authorized Signatory
GSR Associates II, L.P. By: GSR Partners II, L.P. Its General Partner By: GSR Partners II, Ltd. Its General Partner
By:	/s/James Ding
Authorized Signatory
Banean Holdings Ltd.
By:	/s/Waiping Leong
Authorized Signatory

Address: 101 University Ave., 4F Palo Alto, CA 94301, USA Attn: James Ding

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: SEQUOIA CAPITAL CHINA I, L.P. SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P. SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.
By:	Sequoia Capital China Management I, L.P. A Cayman Islands Exempted limited partnership General Partner of Each
By:	SC China Holding Limited A Cayman Islands limited liability company Its General Partner
/s/ Jimmy Wong
Name: Jimmy Wong
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: PACIFIC GROWTH VENTURES, L.P. By: Pacific Growth Advisors, LDC, its General Partner
By:	/s/ Ben Yang
Name:	Ben Yang
Authorized Signatory
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: H.T.C. (B.V.I.) CORP.
By:	/s/ Cher Wang
Name:	Cher Wang
Title:	Director

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: QUALCOMM Incorporated
By:	/s/ Quinn Li
Name:	Quinn Li
Title:	Senior Director, Ventures

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: CMC CAPITAL INVESTMENTS, L.P. By: Pacific Venture Group, LDC, its General Partner
By:	/s/ Chen - Wen Tarn
Name:	Chen - Wen Tarn
Authorized Signatory
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: MONTFORD CONSULTING LTD.
By:	/s/ Chen - Wen Tarn
Name:	Chen - Wen Tarn
Authorized Signatory
SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTORS: SEQUOIA CAPITAL CHINA I, L.P. SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P. SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.
By:	Sequoia Capital China Management I, L.P. A Cayman Islands Exempted limited partnership General Partner of Each
By:	SC China Holding Limited A Cayman Islands limited liability company Its General Partner

/s/ Jimmy Wong
Name:	Jimmy Wong

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOMESTIC ENTERPRISE: BEIJING NETQIN TECHNOLOGY CO., LTD.
By:	/s/ Lin Yu
Name: Lin Yu

PRC SUBSIDIARY: NETQIN MOBILE (BEIJING) TECHNOLOGY CO., LTD
By:	/s/ Lin Yu
Name: Lin Yu

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:
/s/ Lin Yu
Lin Yu ()

/s/ Shi Wenyong
Shi Wenyong()

/s/ Zhou Xu
Zhou Xu()

SIGNATURE PAGE OF NETQIN MOBILE SERIES C-1 VOTING AGREEMENT

Schedule A
Schedule of Series C-1 Investors
(Subsequent Closing on December 8, 2010)

Series C Investors	Number of Series C-1 Shares
Pacific Growth Ventures, L.P.	1,039,478
Sequoia Capital China I, L.P.	1,099,808
Sequoia Capital China Partners Fund I, L.P.	126,375
Sequoia Capital China Principals Fund I, L.P.	170,222
GSR Ventures II, L.P.	2,421,944
GSR Associates II, L.P.	145,317
Banean Holdings Ltd	52,393
Ceyuan Ventures I, L.P.	1,815,320
Ceyuan Ventures Advisors Fund, LLC	81,566
Asia Ventures II L.P.	464,975
H.T.C. (B.V.I.) CORP.	2,969,938
QUALCOMM Incorporated	3,267,530
CMC Capital Investments, L.P.	2,613,560
Montford Consulting Ltd.	504,875
Total	16,773,301

Schedule B
LIST OF FOUNDERS
LIN YU
with the PRC ID Number of 352124197612060013
SHI WENYONG
with the PRC ID Number of 352124197711280513
ZHOU XU
with the PRC ID Number of 110104690310301